                                                                     EXHIBIT 5.1


             [Akin, Gump, Strauss, Hauer & Feld, L.L.P. Letterhead]




                                 July __, 1998


Tatham Offshore, Inc.
7200 Chase Tower
600 Travis Street
Houston, Texas  77002

RE:      REGISTRATION STATEMENT ON FORM S-1

Dear Ladies and Gentlemen:

         We are acting as counsel to Tatham Offshore, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the above referenced Registration Statement on Form S-1 (file No. 333-49859) (the "Registration Statement") filed by the Company with the United States Securities and Exchange Commission on July ____, 1998 for the purpose of registering under the United States Securities Act of 1933, as amended (the "Act"), 28,073,450 shares of the Company's common stock, par value $0.01 per share, and 4,670,097 shares of Series A 12% Convertible Exchangeable Preferred Stock, par value $0.01 per share, currently owned by DeepTech International Inc. ("DeepTech") and to be sold pursuant to a rights offering (the "Rights Offering"). We, as your counsel, have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion:

         1. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

         2. The Shares are currently duly and validly issued, fully paid and non-assessable and will continue to be upon their sale pursuant to the Rights Offering.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Shares and to the reference to us under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

                                   Very truly yours,

                                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.